Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 5 to the Registration Statement on Form F-1 No. 333-205539 of our report dated May 12, 2015 (September 3, 2015, as to the effects of the 5-for-2 reverse share split described in Note 24), relating to the financial statements of GenSight Biologics S.A., appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Associés

Represented by Dominique Valette
Neuilly-sur-Seine, France
October 26, 2015